QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.01

April 26, 2006

DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by DexCom, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on or about April 26, 2006 in connection with the registration under the Securities Act of an aggregate of 57,500 shares of the Company's Common Stock (the "Stock") (which number of shares includes 7,500 shares subject to an underwriters' over-allotment option), of which 50,000 shares are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

        In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

  (1)
  the Company's Restated Certificate of Incorporation, as certified by the Delaware Secretary of State on April 19, 2005.

  (2)
  the Company's Bylaws, certified by the Company's Secretary on March 24, 2005.

  (3)
  the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

  (4)
  the Registration Statement on Form S-1 (File No. 333-133032) filed by the Company with the Commission on April 6, 2006, as subsequently amended, together with the exhibits filed as a part thereof or incorporated therein by reference (the "Prior Registration Statement")

  (5)
  the prospectus prepared in connection with the Prior Registration Statement (the "Prospectus").

  (6)
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession.

  (7)
  a report from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of March 1, 2006 and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated March 1, 2006 verifying the number of such issued and outstanding securities.

  (8)
  the Irrevocable Power of Attorney and Custody Agreement and the Stock Power signed by each of the Selling Stockholders in connection with the sale of Stock described in the Prior Registration Statement.

  (9)
  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Management Certificate").

  (10)
  the Purchase Agreement entered into by and among the Company, the Selling Stockholders and the several underwriters party thereto, the form of which is attached as Exhibit 1.01 to the Prior Registration Statement.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

        Based upon the foregoing, it is our opinion that (i) the up to 7,500 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Prior Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company's Board of Directors and adopted by the Pricing Committee of the Company's Board of Directors, will be validly issued, fully paid and nonassessable, and (ii) the 50,000 shares of Stock to be sold by certain Selling Stockholders are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ FENWICK & WEST LLP
FENWICK & WEST LLP

QuickLinks

  EXHIBIT 5.01